Exhibit 10.1

IRON MOUNTAIN INCORPORATED

Compensation Plan for Non-Employee Directors

Restatement Date	May, 2006

Eligibility	All non-employee Directors

Annual Retainer	$20,000 per year (paid in quarterly installments)

Meeting Fees	$1,500 per committee meeting and/or quarterly Board meeting attended live or $750 by teleconference (paid quarterly)

Chairperson Fees

$5,000 per year retainer (paid in quarterly installments) for acting as Chairperson of the Executive, Governance or Compensation Committee; $20,000 per year retainer (paid in quarterly installments) for acting as Chairperson of the Audit Committee; $25,000 per year retainer (paid in quarterly installments) for acting as the “lead” Director

Meeting Expenses	Reimbursement for all normal travel expenses to attend meeting (paid quarterly)

Group Insurance Benefits

Iron Mountain’s group medical and dental benefits (single or family) are available to non-employee Directors, but they pay the full premium; life, AD&D, STD and LTD insurance are not available to non-employee Directors

Amount of Options	Non-qualified Stock options to be equal to $75,000 per year of Black-Scholes value, granted annually at the beginning of the board year, vested annually

Timing of Option Grants

Stock options granted to all non-employee Directors on initial Restatement Date (Annual Shareholders meeting - May of each year); newly elected non-employee Directors receive grant on the date of their election

Vesting of Options	Options vest one year from time of grant

Exercise Price of Options	Fair market value on date of grant

Terms of Options	10 years

Cessation of Service as	Vested options must be exercised within 60 days
a Director	by a non-employee Director or his beneficiary
Restrictions on Resale	None

Restrictions on Transfer	Options may not be transferred (except upon death)

SEC Considerations

Options will generally be granted under the Iron Mountain Incorporated 2002 Stock Incentive Plan (but may be granted under the Iron Mountain Incorporated 1995 Stock Option Plan or the Iron Mountain Incorporated 1997 Stock Incentive Plan), the shares of each of which are registered on Form S-8; insider trading restrictions and short-swing profit rules of the Securities Exchange Act of 1934 apply

Shareholder Approval	Not required

Source of Shares	Treasury shares or authorized, but unissued shares will be used for options

Taxation of Options

Non-employee Directors pay ordinary income tax (and SECA tax) at time of exercise on spread between exercise price and fair market value on date of exercise; Iron Mountain gets a corresponding tax deduction at that time